PROMISSORY NOTE

No. 01306297       Des Moines, Iowa         June 26, 1997       $2,500,000


For value received, the undersigned promises to pay, to the order of ALLIED

Mutual Insurance Company at its office in Des Moines, Iowa the sum of Two

Million Five Hundred Thousand Dollars, with interest thereon payable August 26,

1997 at the rate of 6.05% per annum from June 26, 1997.  All interest computed for the actual number of days elapsed (with no penalty for prepayment and with a pro rata refund on any unearned finance charge) under the commercial method on the basis of a360 day year. Principal and interest not paid when due shall draw interest at the rate of 1 1/2 % per month during any period of delinquency.



                                          ALLIED Life Financial Corporation
                                          By:/s/ Wendell P. Crosser
                                             Wendell P. Crosser, Vice President
                                             & Treasurer



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